Exhibit 99.1

FB Bancorp, Inc.

Announces First Quarter 2026

Financial Results

New Orleans, Louisiana, May 6, 2026 / FB Bancorp, Inc. (NASDAQ: “FBLA”) (the “Company”), the holding company for Fidelity Bank (the “Bank”), today announced net income for the three months ended March 31, 2026 of $119 thousand, comprised of net income from continuing operations of $494 thousand and a net loss from discontinued operations of $375 thousand. The net loss from discontinued operations was due to Fidelity Bank's previously announced sale of substantially all assets and liabilities of the Bank's mortgage banking segment, NOLA Lending Group. The sale closed on March 1, 2026. For the three months ended March 31, 2025, the Company had net income of $705 thousand, comprised of net income from continuing operations of $1.4 million and a net loss from discontinued operations of $665 thousand.

The Company is a Maryland corporation based in New Orleans, Louisiana. The Company’s banking subsidiary, Fidelity Bank, operates 19 banking locations in New Orleans, Hammond, Lafayette, and Baton Rouge, Louisiana. The Company is a Maryland corporation incorporated in February 2024 to become the registered bank holding company for Fidelity Bank upon the Bank’s conversion from the mutual-to-stock form of organization, which occurred on October 22, 2024. The Company sold 19,837,500 shares of common stock, par value $0.01 per share, at a price of $10 per share, for gross proceeds of $198,375,000. Shares of the Company’s common stock began trading on the Nasdaq Global Select Market under the trading symbol “FBLA” on October 23, 2024.

On January 14, 2026, FB Bancorp, Inc. announced the completion of its initial stock repurchase program, pursuant to which it repurchased 1,983,750 shares of its common stock, or 10% of its then outstanding shares, at an average price of $12.725 per share, inclusive of trading costs and commissions. On February 9, 2026, FB Bancorp, Inc. announced the authorization of an additional program to repurchase up to 1,785,375 shares of its outstanding common stock, which equals approximately 10% of shares then outstanding. Through May 4, 2026, the Company has repurchased 1,547,463 shares of this additional repurchase plan at an average price of $13.66 per share, inclusive of trading costs and commissions.

Selected Financial Data

	For the three months ended March 31,
	2026	2025
Performance Ratios:
Net income from continuing operations (in thousands)	$494	$1,370
Net loss from discontinued operations (in thousands)	$(375)	$(665)
Net income (loss) (in thousands)	$119	$705
Return on average assets from continuing operations (1)	0.04%	0.11%
Return on average equity from continuing operations(2)	0.16%	0.42%
Earnings (losses) per share from continuing operations - basic and diluted	$0.03	0.08
Net interest margin (3)	4.47%	4.60%
Non-interest income to average assets from continuing operations	0.09%	0.09%
Non-interest expense to average assets from continuing operations	0.95%	0.88%
Efficiency ratio from continuing operations(4)	91.49%	83.69%
Average interest-earning assets to average interest-bearing liabilities	146.67%	150.98%
Capital Ratios:
Total risk-based capital	29.43%	30.27%
Tier 1 risk-based capital	28.70%	29.56%
Common equity Tier 1 risk-based capital	28.70%	29.56%
Tier 1 leverage capital	20.23%	20.32%
Average equity to average assets	24.39%	26.70%
Common stock book value per share	$17.50	16.71
Common stock book value per share (net of unearned ESOP shares)	$19.12	18.08
Asset Quality Ratios:
Allowance for credit losses to total loans (5)	0.85%	0.80%
Allowance for credit losses to non-performing loans	42.23%	40.10%
Net charge-offs to average outstanding loans	0.05%	0.06%
Non-performing loans to total loans	1.98%	2.00%
Non-performing loans to total assets	1.19%	1.25%
Total non-performing assets to total assets (6)	1.30%	1.30%
Other:
Number of offices	19	18
Number of full-time equivalent employees	211	325

(1)	Represents net income (loss) from continuing operations divided by average total assets.
(2)	Represents net income (loss) from continuing operations divided by average equity.
(3)	Represents net interest income divided by average interest-earning assets. Includes loans held for sale.
(4)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Total loans includes only loans held for investment.
(6)	Non-performing assets includes other real estate owned.

Discontinued Operations

On December 31, 2025, the Bank entered into an agreement to sell substantially all of the assets and liabilities of the Bank's mortgage banking segment, NOLA Lending Group. The decision was based on a number of strategic priorities, including the continued decline in mortgage volume. This sale allowed the Bank to exit a business segment that had a net loss of approximately $2.7 million in 2025 and reduced total employees by approximately 108 individuals. The sale closed on March 1, 2026. The Company's financial statements will reflect discontinued operations for the current period and retrospectively for prior periods under ASC 205-20.

The following is a summary of the assets and liabilities of the discontinued operations of the mortgage banking division at March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
ASSETS	(Dollars in thousands)
Derivative assets	$311	$450
Loans held for sale, at fair value	16,097	28,504
Premises and equipment, net	—	332
Deferred tax assets	25	26
Other assets	372	568
Total assets	$16,805	$29,880

LIABILITIES
Escrows payable	$238	$366
Other liabilities	1,108	1,978
Accrued compensation, including severance payments	805	1,199
Total liabilities	$2,151	$3,543

The following presents operating results of discontinued operations for the three months ended March 31, 2026 and 2025:

	For the three months ended March 31,
	2026	2025
Revenue	(Dollars in thousands)
Net interest income	$823	$953
Gain on sales of mortgage loans	2,772	3,340
Other non-interest income	—	8
Total revenue	3,595	4,301

Expenses
Salaries and employee benefits	3,159	3,399
Hedging activity, net	(168)	430
Other general and administrative	1,077	1,313
Total non-interest expenses	4,068	5,142

Loss from discontinued operations before income taxes	(473)	(841)
Income tax benefit from discontinued operations	(98)	(176)

Net loss from discontinued operations	$(375)	$(665)

Results of Continuing Operations

•
Net income was $494 thousand for the three months ended March 31, 2026, as compared to net income of $1.4 million for the three months ended March 31, 2025. This decrease was primarily the result of a $1.1 million, or 9.75% increase in total non-interest expenses.

•
Net interest income was $11.8 million for the three months ended March 31, 2026 and March 31, 2025, respectively. Over this same period, interest and dividends on investments increased $1.0 million, or 43.77%, offset by a decrease in interest on deposits in other banks by $515 thousand, and an increase in total interest expense of $443 thousand, or 10.76%. Net interest margin was 4.47% for the three months ended March 31, 2026, compared to 4.60% for the three months ended March 31, 2025. More information is available in the average balance sheet and yield tables below.

•
Total non-interest income was $1.1 million for the three months ended March 31, 2026 and for the three months ended March 31, 2025. There was a $56 thousand, or 5.31%, increase and is primarily due to an increase of $91 thousand, or 13.91%, on deposit account service charges.

•
Total non-interest expenses were $11.9 million for the three months ended March 31, 2026, compared to $10.8 million for the three months ended March 31, 2025. This represents a $1.1 million, or 9.75%, increase in total non-interest expenses. Increases in non-interest expenses were primarily due to a $601 thousand, or 9.76%, increase in salaries and employee benefits due to added staff for the Lafayette branch opened by the Bank in August 2025, normal pay and benefit increases, a $226 thousand, or 13.84%, increase in occupancy and equipment related to the new Lafayette branch and new ATM servicing contracts, and a $77 thousand, or 45.83%, increase in advertising and marketing. Increases in advertising are due to timing of initiatives and not expected to remain that elevated throughout 2026.

Financial Condition

•
Total assets were $1.27 billion at March 31, 2026, compared to $1.26 billion at December 31, 2025. The largest fluctuation between these periods came from an increase in securities available for sale of $20.6 million, or 6.31%. This increase was due to favorable investment yields in the current period, predominantly in previously issued government backed mortgage securities. The Company purchased approximately $34.8 million in securities with an expected average yield of 5.02% in the three months ended March 31, 2026. The Company also sold $5.9 million in securities for a gain of $85 thousand.

•
Loans held for investment were $759.7 million at March 31, 2026, compared to $744.0 million at December 31, 2025. This represents a $15.8 million, or 2.12%, increase. Most of this growth came late in the current quarter. The average balance of loans held for investment for the three months ended March 31, 2026 was $736.5 million.

•
Total deposits were $852.5 million at March 31, 2026, compared to $841.4 million at December 31, 2025. This represents a $11.1 million, or 1.32%, increase. This increase was primarily related to non-interest bearing deposits that increased $12.3 million, or 9.19%, due in part, to the success of the Lafayette branch that opened in August 2025.

•
Total equity was $297.7 million at March 31, 2026 compared to $314.5 million at December 31, 2025. This $16.7 million, or 5.32%, decrease was due to $14.3 million in common stock repurchases and a $3.0 million increase in accumulated other comprehensive loss, partially offset by net income.

Asset Quality

•
Non-performing loans were $15.1 million at March 31, 2026 compared to $16.9 million at December 31, 2025. The majority of non-performing loans, $11.1 million, relate to first lien residential mortgage loans. These non-performing residential loans have a weighted average loan to value below 80%. Residential real estate loans remain under elevated credit pressures in our gulf coast lending markets due to rising insurance costs. Monthly insurance costs for many residents in the greater New Orleans area may exceed that of their monthly mortgage principal and interest payments.

•
Non-performing loans as a percentage of total loans was 2.00% at March 31, 2026 compared to 2.26% at December 31, 2025.

•
Total non-performing assets, which included non-performing loans and other real estate owned, as a percentage of total capital was 5.52% at March 31, 2026 compared to 5.96% at December 31, 2025.

•
Net charge-offs were $404 thousand for the three months ended March 31, 2026 compared to $434 thousand for the three months ended March 31, 2025.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, inflation, general economic conditions or conditions within the securities markets, our ability to successfully integrate acquired operations and realize the expected level of synergies and cost savings, potential recessionary conditions, real estate market values in the Bank’s lending area, changes in the quality of our loan and security portfolios, increases in the costs of mortgage insurance, increases in non-performing and classified loans, changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio, changes in monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, failure to maintain current technologies, failure to retain or attract employees; and other economic, legislative, accounting and regulatory changes that could adversely affect the Company or the Bank. Our actual future results may be materially different from the results indicated by any forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statement contained herein.

Average Balance Sheets

	For the three months ended March 31,
	2026			2025
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$57,953	$482	3.37%	$95,872	$997	4.22%
Securities	330,040	3,301	4.06%	249,291	2,296	3.74%
Loans held for investment	736,528	13,066	7.19%	761,031	13,280	7.08%
Loans held for sale	24,192	378	6.33%	21,482	345	6.50%
Total earning assets (4)	1,148,713	17,227	6.08%	1,127,676	16,918	6.08%
Non-interest-earning assets:
Cash and cash equivalents	7,428			6,311
Fixed Assets	57,187			55,432
Allowance for credit losses	(6,264)			(6,256)
Other	44,397			46,609
Total non-interest-earning assets	102,748			102,096
Total Assets	$1,251,461			$1,229,772
Interest-bearing liabilities:
Interest-bearing demand deposits	$116,444	$61	0.21%	$107,447	$43	0.16%
Interest-bearing savings and money market deposits	225,722	745	1.34%	243,622	664	1.11%
Certificates of deposit	358,611	2,986	3.38%	324,436	2,686	3.36%
Total interest-bearing deposits	700,777	3,792	2.19%	675,505	3,393	2.04%
Interest-bearing borrowings	82,396	768	3.78%	71,414	724	4.11%
Total interest-bearing liabilities	783,173	4,560	2.36%	746,919	4,117	2.24%
Non-interest:
Demand deposits	147,575			144,454
Other liabilities	15,443			10,104
Total non-interest liabilities	163,018			154,558
Total Equity	305,270			328,295
Total liabilities and equity	$1,251,461			$1,229,772
Net interest income		$12,667			$12,801
Net interest-earning assets (1)	$365,540			$380,757
Net interest rate spread (2)			3.72%			3.84%
Net yield on interest-earning assets (3)			4.47%			4.60%
Average of interest-earning assets to interest-bearing liabilities	146.67%			150.98%
Average equity to assets	24.39%			26.70%

(1)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Represents net interest income divided by average interest-earning assets.
(4)	$824 thousand and $954 thousand of interest on earning assets represents origination fees, discount fees and interest income from discontinued operations for 2026 and 2025, respectively.

FB Bancorp, Inc.

Consolidated Statements of Financial Condition

(unaudited)

	March 31, 2026	December 31, 2025
ASSETS	(Dollars in thousands)
Cash and due from banks	$6,164	$9,872
Interest-bearing deposits at other financial institutions	40,047	50,397
Total cash and cash equivalents	46,211	60,269

Securities available for sale, at fair value (amortized cost of $360,797 and $336,347, respectively)	346,944	326,346
Loans held for investment	759,726	743,956
Less: allowance for credit losses	(6,375)	(6,289)
Loans held for investment, net	753,351	737,667
Federal Home Loan Bank stock, at cost	4,305	3,650
Bank owned life insurance	15,427	15,341
Accrued interest receivable	5,426	5,688
Premises and equipment, net	56,175	57,105
Other real estate owned	1,344	1,349
Mortgage servicing rights	938	904
Prepaid expenses	2,454	1,908
Other assets	15,628	15,299
Assets from discontinued operations, at fair value	16,805	29,880

Total assets	$1,265,008	$1,255,406

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing	$145,780	$133,506
Interest bearing	706,732	707,897
Total deposits	852,512	841,403

Advances by borrowers for taxes and insurance	5,448	6,298
Other borrowings	95,572	78,257
Accrued interest payable	447	392
Other liabilities	11,159	11,063
Liabilities from discontinued operations, at fair value	2,151	3,543
Total liabilities	967,289	940,956

Stockholders' Equity:
Preferred stock, $0.01 par value - 5,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value - 120,000,000 shares authorized; 17,015,188 and 18,089,741 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	170	181
Additional paid-in capital	157,528	171,503
Unearned ESOP shares - 1,444,170 and 1,460,040 shares as of March 31, 2026 and December 31, 2025, respectively	(16,319)	(16,498)
Retained earnings	167,284	167,165
Accumulated other comprehensive income (loss)	(10,944)	(7,901)
Total stockholders' equity	297,719	314,450

Total liabilities and stockholders' equity	$1,265,008	$1,255,406

FB Bancorp, Inc.

Consolidated Statements of Operations

(unaudited)

	For the three months ended March 31,
	2026	2025
	(Dollars in thousands except per share amounts)
Interest and dividend income
Interest and fees on loans	$12,620	$12,671
Interest and dividends on investment securities	3,301	2,296
Interest on deposits in other banks	482	997
Total interest and dividend income	16,403	15,964

Interest expense
Deposits	3,792	3,393
Borrowed funds	768	724
Total interest expense	4,560	4,117

Net interest income	11,843	11,847
Provision for credit losses	490	385
Net interest income after provision for credit losses	11,353	11,462

Non-interest income
Service charges and fee income from deposit accounts	745	654
Gain (loss) on sales, disposal, or impairment of assets	(46)	—
Gain on sales of available for sale securities	85	55
Other non-interest income	327	346
Total non-interest income	1,111	1,055

Non-interest expenses
Salaries and employee benefits	6,759	6,158
Occupancy and equipment	1,859	1,633
Directors’ fees	200	181
Data processing	1,278	1,228
Advertising and marketing	245	168
Mortgage servicing rights amortization	107	91
Other general and administrative	1,403	1,339
Total non-interest expenses	11,851	10,798

Income from continuing operations before income taxes	613	1,719
Income tax expense from continuing operations	119	349

Net income from continuing operations	494	1,370
Loss from discontinued operations before income taxes	(473)	(841)
Income tax benefit from discontinued operations	(98)	(176)
Net loss from discontinued operations	(375)	(665)
Net Income (loss)	$119	$705
Basic and diluted earnings (loss) per common share:
Continuing operations	$0.03	$0.08
Discontinued operations	(0.02)	(0.04)
Total earnings (loss) per share - basic and diluted	$0.01	$0.04
Weighted average shares outstanding - basic	16,278,177	18,313,980
Weighted average shares outstanding - diluted	16,286,635	18,313,980